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Exhibit 10.55
                         THIRD ADDENDUM AND AMENDMENT

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

     THIS ADDENDUM AND AMENDMENT, made effective this 19th day of July, 2000, by and among Centura Banks, Inc., a North Carolina corporation having its principal place of business in Rocky Mount, North Carolina ("Centura"), Centura Bank (the "Bank"), a subsidiary of Centura, and Frank L. Pattillo ("Participant"), an employee of the Bank.

     WHEREAS, Centura, Bank and Participant entered into a Supplemental Executive Retirement Agreement (the "Agreement") dated as of May 14, 1996, and an Addendum and Amendment dated as of October 23, 1996, and a Second Addendum and Amendment dated as of December 24, 1998, under the Centura Banks, Inc. Omnibus Supplemental Executive Retirement Plan (the "Omnibus SERP"); and

     WHEREAS, the parties desire to amend the provisions of the Agreement relating to termination of employment and forfeiture to provide a definition of termination for cause consistent with Section 8.3 of the Omnibus SERP;

     NOW, THEREFORE, in consideration of these premises and the mutual agreements and understandings hereunder, the parties hereto agree as follows:

     1.   Section 7 of the Agreement shall be amended to read as follows:

          "7.  Termination of Employment and Forfeiture.  Prior to the
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     occurrence ofa change in control, as defined in Section 8.3 of the Omnibus
     SERP, Centura and the Bank may terminate the Participant's employment for "cause" as defined in paragraph 8.5 of the Omnibus SERP and upon such termination, Participant shall forfeit all rights and benefits under this Agreement (including but not limited to residual rights and benefits, if any, under the Participant's SERP Agreement dated April 5, 1994), except those benefits provided pursuant to Section 4 above and Article VII of the Omnibus SERP. Notwithstanding the foregoing, the Participant's rights and benefits hereunder shall not be subject to forfeiture at any time after the occurrence of an event entitling the Participant to begin receiving benefits pursuant to Sections 1, 2 or 3 hereunder or under the Participant's SERP Agreement dated April 5, 1994 (pursuant to the operations of Section 9(j) of this Agreement)."

     2. This Third Addendum and Amendment shall be construed as an amendment of the Agreement, effective as if its provisions had been included as part of the original Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Third Addendum and
Amendment to be executed as of the day and year first above written.

                              CENTURA BANKS, INC.

                              By: /s/ Cecil W. Sewell
                                  ------------------------------
                                        Authorized Officer
ATTEST:

/s/ Lynn O. Parrish
------------------------
          Secretary

(Corporate Seal)

                              CENTURA BANK

                              By: /s/ Cecil W. Sewell
                                  ------------------------------
                                    Authorized Officer

ATTEST:

/s/ Lynn O. Parrish
------------------------
          Secretary

(Corporate Seal)

                              PARTICIPANT

                              /s/ Frank L. Pattillo              (SEAL)
                              -----------------------------------